Aearo Announces Record Third Quarter Results


INDIANAPOLIS, August 12, 2005 - Aearo Company I (the "Company"), today announced that net sales for the three months ended June 30, 2005 increased $16.1 million, or 16.6%, to $113.2 million from $97.1 million in the three months ended June 30, 2004. Adjusted EBITDA increased 18.5% to $22.2 million for the third quarter from $18.7 million in the third quarter of last year. Net income for the third quarter increased to $10.4 million from a net loss of $14.2 million for the third quarter of last year. This performance represents the best quarter for sales and earnings in the Company's history.

The increase in net sales was primarily driven by organic growth in the Safety Products and Specialty Composites segments and foreign currency translation. The weakness of the U.S. dollar favorably impacted net sales by $1.8 million or 1.9%.

Gross profit for the third quarter increased to $55.1 million from $29.0 million for the third quarter of last year. Gross profit in the third quarter of last year was negatively impacted by a purchase accounting adjustment of $17.1 million due to the sale of the Company in that time period. Excluding the effects of the purchase accounting adjustment, gross profit as a percentage of net sales for the third quarter was 48.7% as compared to 47.4% for the third quarter of last year.

The provision for income taxes for the three months ended June 30, 2005 increased to $1.6 million from $1.0 million for the third quarter of last year. At September 30, 2004, the Company's net operating losses were partially offset by a valuation allowance of $7.5 million. During the six month period ended March 31, 2005, management determined that based on current domestic operating results, it is more likely than not that domestic net operating losses will be realized and consequently reversed the $7.5 million valuation allowance.

Year to Date

Net sales for the nine months ended June 30, 2005 increased $46.7 million, or 17.5%, to $313.4 million from $266.7 million in the nine months ended June 30, 2004. Adjusted EBITDA increased 27.4% to $57.2 million for the nine months ended June 30, 2005 from $44.9 million in the nine months ended June 30, 2004. Year to date net income increased to $27.6 million compared to a net loss of $5.7 million for the nine months ended June 30, 2004.

The increase in net sales was primarily driven by organic growth in the Safety Products and Specialty Composites segments and foreign currency translation. The weakness of the U.S. dollar favorably impacted net sales by $7.0 million or 2.6%.

Gross profit for the nine months ended June 30, 2005 increased 40.3% to $153.7 million from $109.5 million for the nine months ended June 30, 2004. Gross profit in the nine months ended June 30, 2004 was negatively impacted by a purchase accounting adjustment of $17.1 million due to the sale of the company in that time period. Excluding the effects of the purchase accounting adjustment, gross profit as a percentage of net sales for the nine months ended June 30, 2005 was 49.2% as compared to 47.5% for the nine months ended June 30, 2004.

The year to date provision for income taxes decreased to $0.4 million from $3.1 million for the nine months ended June 30, 2004. At September 30, 2004, the Company's net operating losses were partially offset by a valuation allowance of $7.5 million. During the six month period ended March 31, 2005, management determined that based on current domestic operating results, it is more likely than not that domestic net operating losses will be realized and consequently reversed the $7.5 million valuation allowance.

The Company uses Adjusted EBITDA, as defined above, a non-GAAP financial measure, as a management tool to measure and monitor financial performance and as part of the calculation of Company performance as stated in senior bank facility covenants. While the Company believes Adjusted EBITDA is a useful indicator of its ability to service debt, Adjusted EBITDA should not be considered as a substitute for net income (loss) determined in accordance with GAAP as an indicator of operating performance, or as an alternative to cash flow as a measure of liquidity. Investors should be aware that Adjusted EBITDA may not be comparable to similarly titled measures presented by other companies and comparisons could be misleading unless all companies and analysts calculate this measure in the same fashion.

The following table provides a reconciliation of Adjusted EBITDA to net income for the three and nine month periods ended June 30, 2005 and 2004, respectively:




                                              Three Months Ended            Nine Months Ended
                                                   June 30,                     June 30,
                                           --------------------------    ----------------------
                                                2005          2004            2005        2004
Adjusted EBITDA                            $    22,200   $    18,739      $  57,154   $  44,874

Depreciation                                     3,125         3,006          8,131       8,937
Amortization of intangibles                      1,313           101          3,928         343
Other non-cash charges (income), net              (105)          (43)           391        (410)
Inventory purchase accounting                       --        17,067             --      17,067
Restructuring                                       --            --             --      (1,091)
Bond call premium                                   --         1,532             --       1,532
Interest                                         5,856        10,292         16,785      21,128
Taxes                                            1,569         1,031            358       3,051
Net Income                                 $    10,442   $   (14,247)     $  27,561   $  (5,683)



Other non-cash charges are defined as extraordinary gains or losses, or gains or losses from sales of assets other than in the ordinary course of business.

Holding Company Financing

On August 3, 2005, the Company's parent, Aearo Corporation, issued $54 million of 12% senior notes (the "Holdco Notes") for approximately $54 million and used the proceeds, net of fees and expenses, to pay a cash dividend to AC Safety Holding Corp., the Company's ultimate parent. AC Safety Holding Corp. then used the proceeds to make a full redemption of its then remaining outstanding preferred stock. Prior to the fifth anniversary of closing, Aearo Corporation will have the option of capitalizing interest of the Holdco Notes and adding it to the principal amount. After the fifth anniversary of closing, interest will be payable in cash quarterly.

Earnings Call

The Company has scheduled a conference call to discuss its financial results on Monday, August 15, 2005 at 4:00 p.m. Eastern. The call in number is (866) 837-9789, conference ID 756151. A recording of the conference call will be available for 72 hours after the completion of the call. The recording can be accessed by dialing (888) 266-2081, conference ID 756151.

About Aearo

Headquartered in Indianapolis, Ind., Aearo Company (www.aearo.com) is one of the world's leading designers, manufacturers and marketers of a broad range of personal protective products and energy-absorbing products, including head and hearing protection devices, prescription and non-prescription eyewear, and eye/face protection devices for use in a wide variety of industrial and household applications.


                 Condensed Consolidated Statements of Operations

                                 (In Thousands)
                                   (Unaudited)


                                                                                        Nine             Three            Six
                                                                                       Months            Months          Months
                                                Three Months Ended                 Ended             Ended               Ended
                                                     June 30,                     June 30,          June 30,           March 31,
                                          2005                   2004               2005              2004               2004
                                                    Successor                              Successor                  Predecessor
Net sales                             $    113,198         $        97,126     $    313,437     $        97,126     $       169,579

Cost of sales                                58,124                 68,144            159,757            68,144              89,056
                                      ------------------   ------------------  ---------------  -----------------------------------

   Gross profit                              55,074                 28,982            153,680            28,982              80,523

Selling and administrative                   34,172                 28,149             98,583            28,149              56,835

Research and technical services               2,234                  1,966              6,665             1,966               3,623

Amortization                                  1,313                    101              3,928               101                 242

Other (income) charges, net                    (512)                 1,690               (200)            1,690               (506)

Restructuring                                    --                     --                 --                --             (1,091)
                                      ------------------   ------------------  ---------------  -----------------------------------

   Operating income (loss)                   17,867                 (2,924)            44,704            (2,924)             21,420

Interest expense, net                         5,856                 10,292             16,785            10,292              10,836
                                      ------------------   ------------------  ---------------  -----------------------------------

   Income (loss) before provision
   for income taxes                          12,011                (13,216)            27,919           (13,216)             10,584

Provision for income taxes                    1,569                  1,031                358             1,031               2,020
                                      ------------------   ------------------  ---------------  -----------------------------------
    Net income (loss)                  $     10,442        $       (14,247)    $       27,561   $       (14,247)    $         8,564
                                      ------------------   ------------------  ---------------  -----------------------------------

                 Condensed Consolidated Balance Sheets - Assets
                                 (In Thousands)

                                                                                  June 30,              September 30,
                                                                                      2005                   2004
                                                                               -----------------        --------------
                                                                                           (Unaudited)
    CURRENT ASSETS:
      Cash and cash equivalents                                              $    16,019             $    27,724
      Accounts receivable (net of allowance for doubtful accounts of
      $1,463 and $1,358, respectively)                                            60,553                  54,159
      Inventories                                                                 44,424                  40,849
      Deferred and prepaid expenses                                                5,602                   4,146
                                                                               -----------------      ----------------
      Total current assets                                                       126,598                 126,878
                                                                               -----------------      ----------------

      LONG TERM ASSETS:
        Property, plant and equipment, net                                        51,317                  54,750
        Other intangible assets, net                                             182,050                 185,855
        Other assets                                                              13,403                  15,144
        Goodwill                                                                 116,596                 133,745
                                                                               -----------------      ----------------
          Total assets                                                           489,964                 516,372
                                                                               =================      ================

     CURRENT LIABILITIES:
       Current portion of long-term debt                                           3,455                   1,639
       Accounts payable and accrued liabilities                                   55,684                  46,730
       Accrued interest                                                            3,067                   6,996
       Accrued income taxes                                                        1,947                   1,648
                                                                               -----------------      ----------------
         Total current liabilities                                                64,153                  57,013
                                                                               -----------------      ----------------
       LONG TERM LIABILITIES:
       Long-term debt                                                            298,299                 302,842
       Deferred income taxes                                                      40,587                  59,699
       Other liabilities                                                          14,169                  14,726
                                                                               -----------------        --------------
                           Total liabilities                                     417,208                 434,280
                                                                               -----------------        --------------


     STOCKHOLDER'S EQUITY:
       Common stock, $.01 par value-
       Authorized--100 shares
       Issued and outstanding--100 shares                                           -                          -
       Paid in capital                                                           101,640                  101,610
       Accumulated deficit                                                      (26,848)                 (19,415)
       Accumulated other comprehensive loss                                      (2,036)                    (103)
      Total stockholder's equity                                                  72,756                   82,092
                                                                               ---------------       ----------------
                  Total liabilities and stockholder's equity               $     489,964            $     516,372
                                                                               ================      ================


                                            Condensed Consolidated Statements of Cash Flows
                                                            (In Thousands)
                                                              (Unaudited)

                                                                    Nine         Three           Six
                                                                   Months        Months        Months
                                                                   Ended         Ended          Ended
                                                                  June 30,      June 30       March 31,
                                                               --------------------------------------------
                                                                    2005          2004      |    2004
                                                               -----------------------------|---------------
CASH FLOWS FROM OPERATING ACTIVITIES:                                   Successor           | Predecessor
Net income (loss)                                                $     27,561  $    (14,247)| $     8,564
Adjustments to reconcile net income (loss) to cash provided by                              |
   operating activities-                                                                    |
   Depreciation                                                         8,131         3,006 |       5,931
   Amortization of intangible assets                                    3,928           101 |         242
   Amortization of deferred financing costs                             1,068         4,234 |       2,026
   Inventory purchase accounting adjustment                                --        17,067 |          --
   Deferred income taxes                                               (3,310)           (7)|          --
   Stock based compensation                                                30            10 |
   Restructuring                                                           --            -- |      (1,091)
   Loss on disposal of assets                                               3               |         682
   Changes in assets and liabilities-                                                       |
      Accounts receivable                                              (6,755)       (2,242)|     (1,113)
      Inventories                                                      (4,166)            2 |     (3,464)
      Accrued income taxes                                                432           522 |     (1,453)
      Accrued interest                                                 (3,928)          767 |           3
      Accounts payable and accrued liabilities                          7,107         2,667 |     (3,224)
      Prepaid expenses and other assets                                   427           986 |         633
      Other liabilities                                                 1,012           928 |       1,299
       Net cash provided by operating activities                       31,540        13,794 |       9,035
                                                                                            |
CASH FLOWS FROM INVESTING ACTIVITIES:                                                       |
   Additions to property, plant and equipment                          (5,404)       (2,810)|      (5,006)
   Proceeds provided by disposals of property, plant and                                    |
   equipment                                                               64            -- |          12
       Net cash used by investing activities                           (5,340)       (2,810)|      (4,994)
                                                                                            |
CASH FLOWS FROM FINANCING ACTIVITIES:                                                       |
   Distribution to shareholder to effect the merger                        --       (86,852)|          --
   Repayment of old credit facility                                        --       (78,333)|          --
   Repayment of 12.5% senior subordinated notes                            --       (98,000)|          --
   Proceeds from 8.25 senior subordinated notes                            --       175,000 |          --
   Debt issue costs                                                        --       (10,408)|
   Dividend to parent                                                 (34,994)      (14,305)|          --
   Proceeds from  (repayment of) revolving credit facility, net            --       (15,600)|       3,950
   Proceeds from (repayment of) term loans                               (961)      125,000 |      (8,949)
   Repayment of capital lease obligations                                (200)          (61)|        (122)
   Repayment of long term debt                                           (273)          (26)|        (119)
                                                                                            |
       Net cash used for financing activities                         (36,428)       (3,585)|      (5,240)
                                                                                            |
EFFECT OF EXCHANGE RATE ON CASH                                        (1,477)         (858)|        (789)
                                                                                            |
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                      (11,705)        6,541 |      (1,988)
                                                                                            |
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                         27,724         5,313 |        7,301
                                                                                            |
CASH AND CASH EQUIVALENTS, END OF PERIOD                         $     16,019  $     11,854 |  $     5,313
